Exhibit 10.18

                               RESEARCH AGREEMENT

                  RESEARCH AGREEMENT, effective as of March 7, 1997 (the "Effective Date"), between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation ("Columbia" or "Columbia Innovation Enterprise"), and VIMRx GENOMICS, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H :


                  WHEREAS, Columbia has established the Columbia Genome Center ("Center") at its Health Sciences Division to engage in genomic projects; and

                  WHEREAS, the Company wishes to provide financial support for research in the Center as described in this Agreement and in order to obtain certain rights with respect to the results of the research;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                   Article I.


                                    RESEARCH

                  1.1. Research Projects. (a) Columbia is, among other things, engaged in, or proposes to engage in, as the case may be, certain Research
Projects (as hereinafter defined), including but not limited to those current Research Projects described in Exhibit A, which have been selected by the Director of the Center (the "Director") in consultation with the Company. Research Projects will be conducted under the overall direction of the Director in the Center or, after consultation with the Company, in the laboratories of individual investigators at Columbia.

                  (b) Columbia represents and warrants to the Company that all Projects (as hereinafter defined) listed on Exhibit A hereto conform in all respects to the definition of "Research Projects" set forth below, and without limiting its obligations hereunder, Columbia shall use reasonable efforts to ensure that all Research Projects hereunder at all times continue to conform to such definition.

                  (c) Columbia shall use reasonable efforts to direct to the Center all Projects related to the discovery, mapping, sequencing or validation of disease-related genes.

                  1.2.     Certain Definitions.

                  (a) "Projects" shall mean cDNA mapping and sequencing, gene discovery and other genomic projects.

                  (b) "Research Projects" shall mean current and future Projects selected by Columbia in consultation with the Company:

                            (i) which are related to the discovery, mapping, sequencing or validation of disease-related genes (in this context, "validation" shall explicitly include activities undertaken to identify and otherwise understand the mechanism(s) of action by which any subject gene or gene product carries on or controls biological activity);

                           (ii) which are deemed to be scientifically or medically significant and to have a high probability of resulting in a discovery of therapeutic or diagnostic value;

                          (iii) which are under the immediate direction of one or more Columbia faculty members or other researchers, whether or not affiliated with Columbia ("Principal Investigators") each of whom has executed and delivered to the Director a letter agreement in substantially the form of Exhibit B hereto or such other agreement as may be reasonably satisfactory to the Company (hereinafter an "Investigator Letter");

                           (iv) the scientific staff of which consists entirely of researchers, students, post-doctoral students and other scientists (together with Principal Investigators, "Investigators") each of whom has also executed and delivered to the Director an Investigator Letter;

                            (v) with respect to which no third party (whether a for profit or not for profit entity) has rights to, rights to acquire, or rights to negotiate to acquire (by reason of funding such Project or otherwise) any intellectual property rights therein, or a license thereto, except, and to the extent, agencies of the United States government may have rights under 35 U.S.C. ss.ss. 200 et seq. (any such non-governmental party being hereinafter a "Commercial Third Party"); and

                           (vi) which receive Direct Support (as defined in Section 2.1) as hereinafter provided.

                  (c) "Other Projects" shall mean Projects with respect to which no Commercial Third Party has rights to, rights to acquire, or rights to negotiate to acquire (by reason of funding such Project or otherwise) any intellectual property rights therein, or a license thereto.

                  (d) "Excluded Projects" shall mean Projects with respect to which one or more Commercial Third Parties have rights to, rights to acquire, or rights to negotiate to acquire (by reason of funding such Project or otherwise) any intellectual property rights therein, or a license thereto.

                  1.3. Columbia Governance of Research. (a) Columbia will be solely responsible for the governance of all research conducted in the Center and on all Research Projects under this Agreement.

                  (b) All Investigators working on Research Projects or engaged in Research Project-related work under this Agreement, as well as senior administrative staff with access to Confidential Information and/or VGI Information (each as hereinafter defined), will be required to sign an Investigator Letter, and no Investigator who has not signed an Investigator Letter shall participate in any Research Project. Promptly after receipt thereof, Columbia shall deliver to the Company a copy of each Investigator Letter received by it during the term of this Agreement (including any Renewal Term, as hereinafter defined).

                  1.4. No Specific Result. Nothing in this Agreement will be construed as a promise by Columbia to achieve any specific research result.

                  1.5. Excluded Projects. (a) In the event a third party, including a Columbia faculty member, researcher or employee who has not signed an Investigator Letter, requests the Center to undertake a Project which is classifiable as an Excluded Project, Columbia shall use reasonable efforts to cause such Project to conform to all such criteria, or as many of such criteria as possible, thereby making such Project eligible to become a Research Project or an Other Project. In the event Columbia is unable to do so, but nevertheless decides to undertake such Project, no Direct Support shall be applied thereto, and the Company shall have no right to license intellectual property arising therefrom. Columbia agrees that it shall not actively seek, and shall refrain from soliciting to undertake, in the Center, any Excluded Project or any Project likely to become an Excluded Project, but may undertake an Excluded Project brought to the attention of the Director by third parties described above in this subsection.

                  (b) Attached as Exhibit C is a list of all Projects in which any Commercial Third Parties currently have any rights. It is understood and agreed that such Projects are currently neither Research Projects nor Other Projects and that the Company shall have no right to any intellectual property which may arise out of any such Project.

                  (c) Columbia will, after consultation with the Company,  adopt procedures to ensure, and shall ensure, that (i) no Invention, Research Project Information, Confidential Information or VGI Information (as each such term is hereinafter defined) is disclosed to any Commercial Third Party or to any person participating in any Excluded Project in violation of this Section 1.5(c), or
Article IV hereof or any Investigator Letter, and (ii) that no Commercial Third Party will acquire any rights in any Invention, Research Project Information, Confidential Information or VGI Information. No Investigator who at that time is participating in any Excluded Project which is in an area related to a Research Project and is potentially competitive therewith shall be permitted to participate in such Research Project without the prior written consent of the Company, which shall not be unreasonably withheld.

                  1.6. Title to Property. Title to all equipment acquired by Columbia to conduct research in the Center or on Research Projects and all materials and other tangible results of research conducted in the Center or on Research Projects will vest in Columbia upon acquisition. The foregoing shall not be construed so as to prevent the Company from purchasing equipment (and retaining title thereto), or leasing equipment (with the lessor thereof retaining title thereto) and loaning such equipment to Columbia for the purpose of conducting Research Projects.

                  1.7. Company Access. To permit and facilitate the Company's performance of its obligations and exercise of its rights hereunder, Columbia will ensure that Company personnel have regular and meaningful access to the Director, all Principal Investigators and all Investigators.

                  1.8. Independent Contractors. The Company and Columbia are independent contractors and neither is an agent, joint venturer or partner of the other.
                                   Article II.

                             SUPPORT FOR THE CENTER

                  2.1. Direct and Overhead Support. Subject to all the other terms and conditions of this Agreement, during the five-year period beginning on the Effective Date, the Company will pay to Columbia $30.0 million for the support of the Center as follows:

     Year        Direct Support          Overhead            Total
     ----        --------------          --------            -----
       1          $3.5 million        $1.2 million       $4.7 million
       2           4.0 million         1.3 million        5.3 million
       3           4.5 million         1.5 million        6.0 million
       4           5.0 million         1.7 million        6.7 million
       5           5.5 million         1.8 million        7.3 million
     Total       $22.5 million        $7.5 million      $30.0 million
     -----       -------------        ------------      -------------

                  2.2. Payment. The above payments, and the payments, if any, payable pursuant to Section 8.2 hereof, shall be made in quarterly installments in advance, with the first payment due on the fifth business day following the Effective Date, and all subsequent payments due on the first day of each succeeding calendar quarter beginning after the Effective Date. In the event any payment is due on a day on which the banks in New York City are authorized or required to close, such payment shall be due and payable on the next succeeding business day.

                  2.3. VIMRx Shares. As an additional one-time payment, as soon as practicable, but not more than 30 days, after the Effective Date, the Company shall cause its corporate parent, VIMRx Pharmaceuticals Inc. ("VIMRx") to issue to Columbia 200,000 shares of VIMRx common stock (the "VIMRx Shares"), which shall be nonrefundable and noncreditable against royalties or any other payments. Columbia represents and warrants that it is acquiring the VIMRx shares for its own account for investment and without a view to the distribution or resale thereof. The VIMRx Shares shall be subject to the restrictions set forth in Exhibit D hereto, and Columbia shall have the registration rights described in Exhibit D hereto with respect to the VIMRx Shares.

                  2.4. Government Funding. Columbia shall use reasonable efforts, consistent with the provisions of this Agreement, to obtain government funding for the Center, and the Company shall cooperate with such efforts. If any such government funding is solicited, Columbia agrees to elect to retain or obtain any government patent rights arising from any governmentally funded Projects in accordance with the provisions of 35 U.S.C. Sec. 202, et seq.

                  2.5. Use of Support. (a) Overhead Support shall be used in such manner as Columbia sees fit.

                  (b) No Direct Support shall be applied to any Other Project or any Excluded Project. Between Seventy-Five percent (75%) and Eighty-Five percent (85%) of the Direct Support shall be used for Research Projects in the Center and the remainder for Research Projects in the laboratories of individual investigators at Columbia, subject to annual review of such allocation by the Company and Columbia and mutually agreeable modifications.

                  (c) After consultation with the Company, Columbia may from time to time may discontinue a Research Project. Discontinuation may be triggered by low probability of success, cost deemed to be excessive relative to the likelihood of commercial success, or preemptive discoveries. In the event a Research Project is proposed to be discontinued for lack of sufficient funding, Columbia shall so notify the Company and the Company may, in its discretion, provide the funding necessary for such Project to continue, in which event it will continue as a Research Project. In the event the Company does not elect to provide such funding, Columbia may obtain other funding for such Project.


                                  Article III.

                               REPORTS AND NOTICES

                    3.1.  Project  Reporting.  (a)  Columbia  shall  provide the
Company with a non-confidential description of any Project which the Center proposes to undertake, within a reasonable period after any such Project comes to the attention of the Director. Such notification shall include a representation as to whether such project conforms to the criteria set forth in
Section 1.2(b)(i) through (v) hereof.

                  (b) As soon as practicable after the execution and delivery of this Agreement, Columbia shall notify the Company of the identities of all Investigators working on Research Projects and Other Projects and, as soon as practicable after any such changes are made, shall notify the Company of any changes in Investigators working on Research Projects.

                  (c) Columbia Innovation Enterprise will promptly prepare and deliver an Invention Disclosure Report in form and substance reasonably satisfactory to the Company with respect to any new and useful process, machine, manufacture or composition of matter conceived of or first reduced to practice by the Director or any Investigator during the term of this Agreement and arising from any Research Project hereunder ("Invention").

                  (d) Columbia will furnish the Company semiannually with (i) a written report summarizing in reasonable detail Research Project-related work not previously reported pursuant to Section 3.1(c) hereof, which shall include a representation that all Research Projects continue to conform to the criteria listed in Section 1.2(a) hereof, and (ii) a Research Project Information Report in form and substance reasonably satisfactory to the Company with respect to information and materials (including any chemical compound or substances, biological cell, or component thereof, whether derived from biological material or synthesized) developed in the course of a Research Project hereunder, but which does not constitute an Invention ("Research Project Information").

                  (e) Subject to obtaining the consent of the Principal Investigator(s) of each such Project, the semi-annual report will also contain a description of all Other Projects and Excluded Projects, including both disease-related and non-disease related Projects being conducted in the Center and in the laboratories of individual investigators at Columbia who are being supported by the Center, but shall not contain any patentable or otherwise confidential information, and need not identify any Commercial Third Party.

                  (f) As soon as practicable after the execution and delivery of this Agreement, Columbia will deliver to the Company a list of all applications for, grants and other funding submitted to governmental and not-for-profit agencies, by or on behalf of the Center or any Investigator working on a Research Project, and which relate to ongoing Research Projects, together with an abstract or summary of each such application, which abstract or summary shall include the names of the Investigators on such application. Columbia shall also advise the Company in writing of all funding decisions made on such applications as soon as practicable after such decisions are made. The semi-annual report described above shall also include updated information called for by this paragraph.

                    3.2. Financial Records and Reports (a) Columbia will maintain records of its expenditures of funds received under this Agreement in accordance with its customary accounting policies and procedures. Columbia represents and warrants that such policies and procedures include and shall include complete Project-by-Project budgeting and accounting, an annual budget for each Research Project and semiannual Project-by-Project reports of actual vs. budgeted expenditures, similar to the procedures required by the National Institutes of Health.

                  (b) For two years after the termination of this Agreement, the Company, at its own expense and on reasonable notice and during normal business hours, may examine Columbia's accounting records with respect to expenditures under this Agreement for the year.

                    3.3. Notices Any notice required or permitted to be given under this Agreement shall be in writing and shall be either personally delivered (including by recognized overnight delivery services such as FedEx) or sent by certified mail (return receipt requested), postage or other charges prepaid,
if to Columbia, to:                         Executive Director
                                            Columbia Innovation Enterprise
                                            Columbia University
                                            500 West 120th St., Mail Code 2206
                                            363 Engineering Terrace
                                            New York, New York  10027

copy to:                                    General Counsel
                                            Columbia University
                                            535 West 116th St., Mail Code 4308
                                            110 Low Memorial Library
                                            New York, New York  10027



if to the Company, to:                      VIMRx Genomics, Inc.
                                            2751 Centerville Road
                                            Wilmington, Delaware 19808
                                            Attn: Mr. Richard L. Dunning

copy to:                                    Epstein Becker & Green, P.C.
                                            250 Park Avenue
                                            New York, New York 10177
                                            Attn: Lowell S. Lifschultz, Esq.

or to such other address as a party may specify by notice given in accordance with the terms hereof. All notices shall be deemed given upon receipt.


                                   Article IV.

                     CONFIDENTIALITY AND RELATED OBLIGATIONS
                        REVIEW AND FREEDOM OF PUBLICATION

                   4.1. Company Obligations; VGI Information. (a) The Company will treat as confidential all reports and information disclosed to it under
Article III, as well as any other reports, information and materials furnished hereunder which Columbia has designated as "Confidential." Accordingly, except to the extent permitted under a license agreement entered into pursuant to this Agreement, or as required by law or appropriate for the performance or enforcement of this Agreement, for the term of this Agreement, the Company will not disclose nor use for its own or any third party's benefit (other than as contemplated hereby) or make available any information disclosed hereunder to any third party (other than independent contractors retained by the Company in connection with its performance of this Agreement who are under an obligation of confidentiality with respect to this Agreement), without Columbia's written permission and will use information only for the purpose of evaluating its interest in future research or possible commercial development of the results of research in the Center, or in connection with possible investment in or sale of the Company, provided, however, that the Company does not need Columbia's consent to disclose such information to third parties, provided such disclosure is pursuant to a written confidentiality agreement, for the purpose of evaluating future research or possible commercial development of such information, or possible investment in or sale of the Company.

                  (b) Neither party will use the name, logo, insignia, or symbols of the other, including but not limited to those of the faculties or departments of Columbia or of the Center), or any variation or combination thereof, or the name of any officer, director, trustee, faculty member, other employee, or student of either party for any purpose whatsoever without the other party's prior written consent, provided, however, that either party (or VIMRx) may, from time to time prior to or after the termination of this Agreement, publicly disclose any information set forth in the Disclosure Memorandum attached hereto as Exhibit E, as such Disclosure Memorandum may be amended form time to time, as well as any other information required to be disclosed pursuant to the federal securities and other applicable laws.

                  (c) The Company may, but is not obligated to, disclose proprietary or otherwise confidential information of the Company ("VGI Information") to Columbia. Columbia may, but is not obligated to, receive VGI Information from the Company. VGI Information shall only include information which the Company has designated in writing as "Confidential" and which the Company submits (at the time of, or within fifteen days after, disclosure) so marked to Columbia Innovation Enterprise.

                   4.2. Freedom of Publication. The Company acknowledges that Columbia is dedicated to free scholarly exchange and to public dissemination of the results of its scholarly activities. Except for Columbia's obligations of confidence set forth in Section 4.3 and the obligations, set forth in their respective Investigator Letters, of the individuals conducting research, nothing in this Agreement shall restrict the right of Columbia and its faculty and other employees to publish, disseminate or otherwise disclose research conducted pursuant to this Agreement.

                   4.3. Review of Disclosures. Columbia Innovation Enterprise will promptly deliver to the Company copies of all proposed public disclosures of Confidential Information (as hereinafter defined) it receives pursuant to Investigator Letters or otherwise, but no later than ten business days after receipt. The Company will promptly review the proposed public disclosures, and, if, as determined by the Company in its sole discretion, it can do so without compromising its present or potential patent rights, waive all or a portion of the applicable review periods set forth in Exhibit B. The Company will review portions of proposed public disclosures, as they are made available, and will conduct its review of such portions in a manner comparable to its review of complete proposed public disclosures. Material alteration of reviewed and approved disclosures prior to disclosure will necessitate initiation of a new review cycle with its associated review period set forth in Exhibit B. At the end of the review periods set forth in Exhibit B, the authors will have the right, in their sole discretion, to make such proposed public disclosures. For clarity, it is understood and agreed that this Section 4.3 applies to proposed public disclosures of Confidential Information only. Any and all disclosures of VGI Information shall require the prior written consent of the Company, which may be granted or withheld in its sole discretion.

                   4.4. Columbia Obligations. (a) Except as set forth in Section
4.3 above, or in Section 4.5, or (subject to the provisions of Section 4.6) as required by law or appropriate for the performance or enforcement of this Agreement, until the expiration or termination of this Agreement, or, if earlier, until such time as Columbia becomes free to enter into a license agreement with a third party with respect to such Inventions, reports, information or other intellectual property, pursuant to the provisions of
Article VI hereof:

                  (i)  Columbia  will  not,   without  the   Company's   written
permission, publicly disclose or use for its own or any third party's benefit (other than as contemplated hereby) or make available any to any third party (other than independent contractors retained by Columbia in connection with its performance of this Agreement who are under an obligation of confidentiality with respect to this Agreement) any Inventions, reports or information arising out of or related to Research Projects (herein, "Confidential Information"); and

                  (ii) Columbia will treat as confidential all VGI Information, will not disclose or use for its own or any third party's benefit (other than as contemplated hereby) or make available any such VGI Information to any third party (other than independent contractors retained by Columbia in connection with its performance of this Agreement who are under an obligation of confidentiality with respect to this Agreement) without the Company's written permission.


                  (b) For purposes of this Article IV, "disclosure" means any communication of information deemed to be disclosure by the U.S. Patent and Trademark Office, examples of which include but are not limited to publication in scientific journals or other print or electronic media, oral or written presentation of information at scientific meetings, and public presentation of information to any individual or group of individuals not bound by a confidentiality obligation with respect to non-disclosure of the information.

                  4.5. Exceptions to Confidentiality. The obligations of confidentiality and non-use under Sections 4.1 and 4.4 do not apply to any information which:
                            (a)     was  known,  other  than  pursuant  to  this
                                    Agreement  or  the   research   contemplated
                                    hereby,   to   the   party   receiving   the
                                    information prior to receipt thereof from the other party;

                            (b) was or becomes a matter of public information or publicly available by reason of filing for patent protection or otherwise through no fault of the party receiving the information or persons acting for it or on its behalf;

                            (c) is acquired, other than pursuant to this Agreement or the research contemplated
                                    hereby,   by   the   party   receiving   the
                                    information from a third party entitled to disclose the information to it; or

                            (d) the other party develops independently, other than pursuant to this Agreement or the research contemplated hereby.

                   4.6. Disclosure by Law. In the event that either party or any principal, affiliate, director, officer, employee, agent, controlling person or other representative (including attorneys, accountants, and financial and scientific advisors) of such party (hereinafter, "Representative") of either party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information (and in the event any Representative of Columbia is so requested or required to disclose VGI Information), such party agrees that as soon as practicable and, in any event, prior to compliance with any such request or legal process, it will provide the other party with written notice of such request or legal process to enable the other party to seek an appropriate protective order. In the event that such protective order or other remedy is not obtained, such party agrees to furnish only that portion of the Confidential Information or VGI Information which, in the opinion of counsel, it is legally compelled to disclose and to use reasonable efforts to obtain assurance that, if possible, confidential treatment will be accorded the Confidential Information and/or VGI Information. Any such disclosure of Confidential Information or VGI Information (except any disclosure of VGI Information by the Company) shall be made after prior consultation with the other party as to the content, timing and manner of dissemination of such disclosure.

                                   Article V.

                               PATENT PROSECUTION

                  5.1. Preparation, Filing and Prosecution. Subject to the provisions of Section 4.3 hereof and any license agreement subsequently entered into between the parties hereto, the preparation, filing and prosecution of patent applications covering Inventions hereunder, and the decisions as to whether and where to seek patent protection, shall be solely within the discretion of Columbia and at Columbia's expense, provided, however, that Columbia shall consult with the Company regarding such matters and shall submit to the Company for its review and comment a copy of all proposed patent applications and other patent filings relating to any Invention at least 10 days prior to filing thereof.

                  5.2. Reimbursement.  If the Company licenses any Invention, it shall promptly reimburse Columbia for reasonable and documented patent prosecution and maintenance expenses, and shall assume responsibility for all further such expenses, all as set forth in, and subject to, the applicable license agreement.

                  5.3. Abandonment. Columbia will notify the Company in writing if it decides not to seek patent protection for any Invention or to abandon an application already filed, and will allow the Company to license such Invention on the terms and conditions of the form of License Agreement attached hereto as Exhibit F.


                                   Article VI.

                          INTELLECTUAL PROPERTY RIGHTS


                   6.1. Company Licenses - Research Projects (a) Subject to any limitations imposed by law or by the terms of any government grant, government contract, or Cooperative Research and Development Agreement with a government agency ("CRADA"), Columbia will grant to the Company a license in substantially the form attached hereto as Exhibit F, at royalty rates and other payment terms as set forth therein, for any Invention or Research Project Information excluding, however, research developments not related to the discovery, mapping, sequencing or validation of disease-related genes, such as methods, procedures, algorithms, and technologies related to basic science (collectively, "Reserved Developments"). The Company at any time may request that Columbia enter into such a license by notice in writing to Columbia accompanied by a completed written license agreement in substantially the form attached hereto as Exhibit F, executed on behalf of the Company by an authorized representative of the Company.

                  (b) The foregoing notwithstanding, in the event the Company in good faith believes any Reserved Development(s) arising out of a Research Project to be commercially exploitable, and requests a license thereto, Columbia shall negotiate in good faith the terms and conditions of a license to such Reserved Development(s) prior to entering into any such negotiations with any other party. Any such license need not conform to the provisions of Exhibit F.

                  (c) Columbia may at any time, and prior to entering into any license agreement for any Invention or Research Project Information with any third party, shall, request the Company to enter into a license to such Invention or Research Project Information. Such request shall be by notice in writing, shall be captioned "Request to Enter Into License" and shall reference this section of this Agreement. If the Company does not tender to Columbia a license of such Invention or Research Project Information on substantially the terms and conditions of the form of License Agreement attached hereto as Exhibit F within six months of such written request, Columbia shall be free to enter into a license agreement with a third party.

                  (d) In the event the Company, by notice in writing, tenders to
Columbia a license of any Invention, Research Project Information or Material, whether pursuant to Columbia's request to the Company or the Company's request to Columbia, and Columbia fails to deliver an executed counterpart thereof to the Company within 90 days of the date such license is tendered, either party may commence an arbitration pursuant to the provisions of Section 9.4 hereof. The arbitration panel shall resolve all disputed issues related to such License, including, if applicable, (i) deciding whether all or any portion of the
Invention, Research Project Information or Material proposed to be licensed constitute Reserved Developments, (ii) whether the tendered license conforms to the terms and conditions of Exhibit F hereof, and (iii) whether the commercialization schedule set forth in such license is reasonable in light of prevailing industry and market conditions and the Company's resources. The panel shall decide whether any license to the intellectual property proposed to be licensed is required to be granted under the terms hereof, and shall render a written decision on all disputed issues. If a license is required to be granted under the terms of this Agreement, and the parties so request, the panel shall engage a neutral attorney to draft the text of any disputed provisions, which draft text shall incorporate the panel's decision on any such disputed provisions. Columbia shall be required to execute and deliver to the Company a license agreement incorporating the panel's decision and otherwise on the terms and conditions of Exhibit F hereof (the "Arbitral License"). In the event the Company declines to accept a license agreement on such form, Columbia shall be free to enter into one or more licenses, with any third party, of the Invention,

Research Project Information or Material to have been licensed pursuant to the Arbitral License.

                  6.2. Title to Inventions and Research Project Information. Subject to the Company's license rights described in this Article VI, Columbia will have sole right, title, and interest to any Inventions and Research Project Information.

                   6.3. Company Licenses - Other Projects. Subject to any limitations imposed by law or by the terms of a government grant, government contract or CRADA, and provided that Columbia obtains the agreement of the Investigator(s) engaged in the research in question, and, if necessary that of
(i) any person from another institution collaborating with an Investigator(s) in connection with the research; and/or (ii) any Commercial Third Party with rights with respect to such research, Columbia will negotiate in good faith, prior to entering into any such negotiations with any other party, the terms and conditions of a license to the Company of intellectual property arising out of Other Projects, including Reserved Developments in cases where the Company in good faith believes such Reserved Developments to be commercially exploitable. Any such license need not conform to the provisions of Exhibit F.

                   6.4. Other Developments. Columbia will periodically meet with representatives of the Company to discuss health-related developments (including but not limited to medical therapeutic and diagnostic developments) arising in the Center, the Medical School, the Health Sciences Division or anywhere else in Columbia University. If mutually agreed, the parties may discuss licensing of any such developments to the Company. Without derogating from the Company's obligations set forth elsewhere in this Agreement, this Section 6.4 shall not be construed as an obligation on the part of Columbia to disclose any confidential information, or to negotiate or grant any license to any development.

                   6.5. Invention Expenses. In the event Columbia grants to any third party a license of any Invention or grants or assigns any other intellectual property rights subject to or contemplated by this Agreement whether arising out of a Research Project, a former Research Project or otherwise, Columbia shall so advise the Company, and the Company at its option may submit to Columbia an accounting of all reasonable expenditures made by the Company arising out of or related to such Invention or other intellectual property, including direct support of the Project from which the Invention or other intellectual property was conceived, and costs and expenses of patent prosecution paid by the Company ("Invention Expenses"). In each such event, Columbia shall remit to the Company fifty percent (50%) of all royalties and other payments received by it in respect of such license, assignment or other rights until such time as all Invention Expenses in respect of such Invention or other intellectual property are reimbursed to the Company.

                                  Article VII.

                         REPRESENTATIONS AND WARRANTIES

                    7.1. Representations and Warranties of Columbia. Columbia represents and warrants to the Company, as of the date hereof, as follows:

                  (a) Columbia is a not-for-profit corporation organized and in good standing under the law of the State of New York.

                  (b) Columbia has all requisite corporate power and authority and all necessary licenses and permits to own and operate the Center and to carry on the activities of the Center as now conducted and as currently proposed to be conducted.

                  (c) The execution and delivery of this Agreement, any License Agreement substantially in the form of Exhibit F hereto, and any other documents or transactions contemplated hereby are within the corporate powers of, and have been duly and effectively authorized by, all necessary corporate and other action on the part of Columbia and do not violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of Columbia pursuant to any indenture, loan agreement, or other agreement or instrument or corporate restriction to which Columbia is a party or by which Columbia, its properties or operations may be bound, and such action will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar incorporating or governing documents of Columbia or any laws, ordinances, governmental rules or regulations of courts or other governmental orders to which Columbia, its properties or operations is subject.

                  (d) No consent, approval or authorization of any third party, or filing, registration or qualification with any governmental authority (other than those, if any, already obtained) is required on the part of Columbia as a condition to the execution and delivery of this Agreement.

                  (e) This Agreement is a legal, valid and binding obligation of Columbia enforceable against Columbia in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, preference, fraudulent conveyance or other laws affecting the enforcement of creditors' rights or remedies generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies.

                    7.2. Representations and Warranties of the Company. The Company represents and warrants to Columbia as of the date hereof, as follows:

                  (a) The Company is a corporation organized and in good standing under the law of the State of Delaware.

                  (b)  The  Company  has  all  requisite   corporate  power  and
authority and all necessary licenses and permits to own and operate its properties and to carry on its activities as now conducted and as currently proposed to be conducted.

                  (c) The execution and delivery of this Agreement, any License Agreement substantially in the form of Exhibit F. hereto, and any other documents or transactions contemplated hereby are within the corporate powers of, and have been duly and effectively authorized by, all necessary corporate and other action on the part of the Company and do not violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to any indenture, loan agreement, or other agreement or instrument or corporate restriction to which the Company is a party or by which the Company, its properties or operations may be bound, and such action will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar incorporating or governing documents of the Company or any laws, ordinances, governmental rules or regulations of courts or other governmental orders to which the Company, its properties or operations is subject.

                  (d) No consent, approval or authorization of any third party, or filing, registration or qualification with any governmental authority (other than those, if any, already obtained or effected) is required on the part of the Company as a condition to the execution and delivery of this Agreement.

                  (e) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, preference, fraudulent conveyance or other laws affecting the enforcement of creditors' rights or remedies generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies.

                                  Article VIII.

                              TERM AND TERMINATION.

                  8.1. Initial Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect, unless earlier terminated as herein provided, for five years thereafter (such five-year period, the "Initial Term").

                  8.2. Renewal Term. (a) Unless terminated pursuant to the provisions of Section 8.3 below, this Agreement shall continue in full force and effect for successive two-year periods beyond the expiration of the Initial Term (each such period, a "Renewal Term"), provided that in the absence of an agreement to the contrary, the amount of support (i.e., Direct Support and Overhead) payable by the Company shall be increased by 9.0% over the amount of support provided during the previous year.

                  (b) Commencing on the date falling one year before the expiration of the Initial Term or six months before the expiration of any Renewal Term, the parties shall commence negotiations regarding the exact amount of support to be provided by the Company during any subsequent Renewal Term, it being contemplated that the amount of any such support shall be increased by between 5% and 10% over the previous year, as the parties may agree.

                  8.3. Termination. (a)Notwithstanding the provisions of Section 8.1, the Company may terminate this Agreement during the Initial Term hereof by giving at least six months' notice, such termination to be effective no earlier than 30 months after the Effective Date.

                  (b) Notwithstanding the provisions of Section 8.2, either the Company or Columbia may terminate this Agreement during any Renewal Term hereof by giving at least six months' notice.

                  (c) Upon 30 days' prior written notice either party may terminate this Agreement by reason of a material breach of this Agreement by the other party, if such breach has not been cured within 30 days after written notice of the breach has been given.

                  (d) This Agreement shall automatically terminate if either party commits any act of bankruptcy, becomes insolvent, files a petition under any bankruptcy or insolvency act or has any such petition filed against it.

                  8.4. Effect of Termination. (a) On termination of this Agreement because of the Company's material breach, the Company will have no further rights hereunder, all licenses granted pursuant to Article VI shall automatically terminate on the effective date of termination of this Agreement, and any sublicenses granted by the Company under any such license shall be assigned to and assumed by Columbia, and each sublicense shall so provide.

                  (b) For purposes of this Agreement, "material breach" by the Company shall mean a breach of its payment obligations under Article II and/or
Section 8.2 hereof which shall not be remedied after all applicable notice and cure periods have elapsed.

                  8.5.  Survival.  (a) The Company's  obligations under Sections
2.3 (with respect to registration rights), Section 4.1 and Article V and, except for termination because of the Company's material breach hereof, the Company's rights under licenses granted under Article VI prior to termination shall survive the termination of this Agreement.

                  (b) Unless this Agreement is terminated by reason of the Company's material breach hereof, the Company's rights under Article VI to obtain licenses to Inventions and Research Project Information developed prior to the effective date of termination hereof shall survive the termination of this Agreement and shall be subject to the terms, conditions and time limits set forth in Article VI. All rights to any Invention or Research Project Information not licensed to the Company pursuant to this Agreement shall revert to Columbia.


                                   Article IX.

                                  MISCELLANEOUS

                  9.1. Assignment. This Agreement may not be assigned by either party without the consent of the other party, provided, however, the Company may assign this Agreement to a person or entity who acquires, by purchase, merger or otherwise, all or substantially all the assets of the Company, and who assumes all the obligations of the Company hereunder, without obtaining the consent of Columbia. Any purported assignment or delegation in violation of this Section
9.1 shall be null and void ab initio.

                  9.2. Entire Agreement; Amendment. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements, written or oral. This Agreement may be amended only by an instrument in writing duly executed on behalf of the parties.

                  9.3. Audubon Lease. The Company may, at its option, lease an office in Columbia's Audubon building.

                  9.4. Governing Law; Arbitration. (a) This Agreement shall be governed by New York law applicable to agreements made and to be performed in New York. Each party hereby submits to the jurisdiction of the state and federal courts sitting in the County of New York, and agrees that service of process may be effected by written notice given in accordance with the terms hereof.

                  (b) In the event of any dispute which pursuant to this Agreement is to be resolved by arbitration, whether hereunder or under any License Agreement to be entered into pursuant hereto, such arbitration shall be conducted in New York, New York before three arbitrators, by the American Arbitration Association ("AAA") pursuant to its Commercial Arbitration Rules, as the same may be amended from time to time. The panel shall consist of three arbitrators. Two of the arbitrators shall be nominated by the respective parties within fifteen (15) days of commencement of the arbitration, and the third (who shall serve as chairman of the panel) shall be nominated by the party-nominated arbitrators within thirty (30) days of commencement of the arbitration. Each party shall nominate, and the party-nominated arbitrators shall nominate, arbitrators with qualifications appropriate to decide the issues in dispute. Each party hereto agrees to participate therein diligently and in good faith. The determination made in any such arbitration shall be binding on the parties hereto and may be entered for judgment in any court of competent jurisdiction. All fees and expenses of the arbitrator(s) and of the AAA itself shall be borne equally by the parties.

                  9.5. Waiver of BreachIX.5. Waiver of Breach. The waiver by a party of a breach or violation by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party claimed to have made the waiver.

                  9.6. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.IX.6. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                  9.7. Multiple Counterparts. This Agreement may be signed in any number of counterparts which taken together shall constitute one and the same instrument.

                  9.8.  Exhibits,   SchedulesIX.8.   Exhibits,   Schedules.  All
Exhibits and Schedules referred to in this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein.

                  9.9. ConstructionIX.9.Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of both parties have participated in the preparation hereof.

                  9.10. Number and Gender. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

                  IN WITNESS WHEREOF, Columbia and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                                          THE TRUSTEES OF COLUMBIA UNIVERSITY
                                          IN THE CITY OF NEW YORK


                                          By /s/ Jack M. Granowitz
                                          Executive Director, Columbia
                                          Innovation Enterprise


                                          VIMRx GENOMICS, INC.


                                          By /s/ Richard L. Dunning
                                          Richard L. Dunning
                                          President

                  RESEARCH AGREEMENT dated March 7, 1997 between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK and VIMRx GENOMICS, INC.

                                  EXHIBIT LIST


      Exhibit                              Description

        A                                  Research Projects

        B                                  Form of Investigator Letter

        C                                  Projects in which Commercial
                                           Third Parties Have Rights

        D                                  Restrictions and Registration Rights

        E                                  Disclosure Memorandum

        F                                  Form of License Agreement